EXHIBIT 99.1

Salona Global Medical Device Corporation Provides a Summary of Financial Results for the Quarter Ending
August 31, 2021 (2nd Fiscal Quarter); Highlights Revenue and Sales Order Growth and Progress for the
First Full Quarter as a Listed Company

First Acquisition Beats Pre-Covid Revenues While Building Order Book

San Diego, CA - October 14, 2021 - Salona Global Medical Device Corporation ("Salona") (TSXV:SGMD), an acquisition-oriented medical device company serving the global injury and surgery recovery (known as recovery science) market, provides the following highlights of financial results for the three and six months ended August 31, 2021.

Salona highlights from the first full (baseline) quarter as a listed medical device company:

Revenue

  Generated $3,973,773 in revenue for the quarter (or approximately $15,900,000 on an annual basis); a roughly 3.5% increase over pre-COVID 2019 annual revenues
  Sales order book rose by approximately $600,000 in the quarter to over $7,000,000 as the company took in more orders
  Initiated European sales with a US$91,295 order

Profits

  Generated $1,204,171 in gross profits or 30% gross margins
  Generated $546,541 in Adjusted EBITDA (defined below) for the quarter after one-time listing and transactional costs and other non-operational and non-cash costs

Balance Sheet

  $11,193,795 in cash as at August 31, 2021
  $8,246,462 in accounts receivable and inventory
  No debt at the parent level

M&A Pipeline

  Executed two Letters of Intent (LOIs) for acquisitions during the quarter for businesses with a combined estimated annualized revenue of $19 million (LOIs announced August 23, 2021 and July 20, 2021)
    Subsequent to the quarter, closed the acquisition of Simbex, LLC (LOI announced August 23, 2021) after clearing regulatory approval; third potential acquisition in final phase
  Invested in building deal flow and infrastructure for an M&A pipeline
    Active in advanced term sheet or LOI negotiations with 6 companies out of over 25 qualified acquisition targets
    Improved the efficiency and cost effectiveness of the regulatory path for acquisitions under both US and Canadian regimes

Full financial statements and accompanying MD&A (in the form of a quarterly report on Form 10-Q) will be posted on www.sedar.com, after market close on Friday, October 15, 2021.

"We had a great initial baseline quarter as a listed company. We have a strong balance sheet and we believe we are very well positioned for revenue and profit growth in the coming quarters," said Les Cross, Chairman of Salona. "We have seen orders build over the last 90 days. Despite challenging supply chain issues that have affected many parts of our economy, SDP revenues still beat its audited 2019 pre-Covid performance. SDP simultaneously built an impressive order backlog, and clearly has the capacity to fill its growing order backlog as raw materials become more available. We generated an operational profit even with the costly infrastructure we had to build to be simultaneously a transaction focused company listed in Canada and as a reporting company in the U.S. subject to SEC reporting."

"By adding Simbex, we estimate our annualized revenue run rate now is over 24 million dollars with increasing our cash flow from operations," continued Mr. Cross. "We are in active negotiations with multiple acquisition targets that can be instrumental in boosting our revenues and cash flow even further. I expect as we acquire more and more revenue generating, cash flow positive businesses, we will see transactional costs diminish significantly as a percentage of our costs. We are building considerable systems for closing deals and I expect that investment will show itself as we move through more acquisitions. Our team is starting to execute on our long-planned strategy, and we are looking forward to working to make Salona Global a leader in our industry."

All dollar figures in this release are in Canadian dollars unless designated as US dollars.

The Company has posted its latest corporate presentation, along with a webcast led by Chairman & interim CEO Les Cross, at www.salonaglobal.com/investors

For more information please contact:

Les Cross

Chairman of the Board and Interim Chief Executive Officer

Tel: 1 (800) 760-6826

Email: Info@Salonaglobal.com

Non-GAAP Measures

This press release refers to "Adjusted EBITDA" which is a non-GAAP and non-IFRS financial measure that does not have a standardized meaning prescribed by GAAP or IFRS. The Salona's presentation of this financial measure may not be comparable to similarly titled measures used by other companies. This financial measure is intended to provide additional information to investors concerning the Salona's performance. Adjusted EBITDA is defined as net income less transaction and non-cash costs including: income tax expense, gain on debt settlement, transaction costs including legal, audit, U.S. and Canadian regulatory, foreign exchange costs, interest expense, depreciation, amortization and stock based compensation. Adjusted EBITDA is a Non-IFRS measure the Salona uses as an indicator of financial health and excludes several items which may be useful in the consideration of the financial condition of the Salona, including interest expense, income taxes, depreciation, amortization, stock-based compensation, goodwill impairment and change in fair value of debentures and financial derivatives.

There Months Ending August 31, 2021
Adjusted EBITDA	$546,541
Less: Stock Based Compensation	(446,213)
Amortization of intangible asset	(70,609)
Depreciation of property and equipment	(61,096)
Depreciation of right-of-use asset	(35,266)
Interest Expense	(136,840)
Foreign exchange gain (loss)	7,291
Transaction costs including legal, audit and US Regulatory	(886,793)
Gain on debt settlement	-
Income tax expense	(1,988)
Net Loss	$(1,084,973)

Additional Information

The securities referred to in this news release have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent U.S. registration or an applicable exemption from the U.S. registration requirements. This news release does not constitute an offer for sale of securities for sale, nor a solicitation for offers to buy any securities. Any public offering of securities in the United States must be made by means of a prospectus containing detailed information about the company and management, as well as financial statements.

There can be no assurance that any acquisition (including the particular acquisitions contemplated herein) will be completed or the timing of any acquisitions. Completion of any transaction will be subject to applicable director, shareholder and regulatory approvals.

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: Salona being positioned for revenue and profit growth in the coming quarters; by adding Simbex, Salona estimating its annualized revenue run rate is 24 million dollars; Salona expecting to acquire revenue generating, cash flow positive businesses, and the financials results that will result; and Salona expecting that its investment in systems for closing deals will be demonstrated as it moves through more acquisitions. All statements other than statements of historical fact may be forward-looking information. Such statements reflect Salona's current views and intentions with respect to future events, and current information available to Salona, and are subject to certain risks, uncertainties and changes in circumstances that could significantly affect Salona's future financial results and business. Salona cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which Salona operates; the ability of Salona to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on Salona's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which Salona is exposed; the failure of third parties to comply with their obligations to Salona or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by Salona; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; and risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; as well as those risk factors discussed or referred to in Salona's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com. Should any factor affect Salona in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, Salona does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release and Salona undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.